Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrants charter
Nuveen Tax-Advantaged Total Return
Fund
333-114106, 811-21471

On May 4, 2004, under Conformed
Submission
Type 497, accession number, 0000950137-
04-003549,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.